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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Form 10-K of our report dated
November 23, 1999, on our audits of the financial statements and financial statement schedules of XL Capital Ltd which states that we did not audit the financial statements and financial statement schedules of NAC Re Corp. and that our opinion, in so far as it relates to the amounts included for NAC Re Corp., is based solely on the report of other auditors, which report is included herein.

    We further consent to the incorporation by reference in the registration statements of XL Capital Ltd on Form S-3 (File No. 33-76170), Form S-8 (File No. 33-86826), Form S-8 and S-3 (File No. 33-86824) and Form S-8 (File
No. 333-81451) of our report dated November 23, 1999 on our audits of the financial statements and financial statement schedules of XL Capital Ltd.

                                          PRICEWATERHOUSECOOPERS LLP

New York, New York
November 29, 1999